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                                                                      EXHIBIT 23
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               Consent of Independent Certified Public Accountants
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         We have issued our report dated April 28, 2004, accompanying the consolidated financial statements included in the Annual Report of Environmental Tectonics Corporation and Subsidiaries on Form 10-K for the year ended February 27, 2004 and Part II of this form. We hereby consent to the incorporation by reference of said report in the Registration Statement of Environmental
Tectonics Corporation and Subsidiaries of Form S-8 (File No. 333-65469, effective October 8, 1998), Form S-3A (File No. 333-29083, effective July 2,
1997), Form S-3 (File No. 333-29083, effective June 12, 1997), Form S-8 (File No 2-92407, effective August 14, 1984) and on Form S-3 (File No. 33-42219, effective September 4, 1991).

/s/ Grant Thornton LLP
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Philadelphia, Pennsylvania
April 28, 2004